The Ensign Group Reports Fiscal Year and Fourth Quarter 2023 Results;
Issues 2024 Earnings Guidance

Conference Call and Webcast scheduled for tomorrow, February 2, 2024 at 10:00 am PT

SAN JUAN CAPISTRANO, California – February 1, 2024 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the fiscal and fourth quarter of 2023, reporting GAAP diluted earnings per share of $3.65 and adjusted earnings per share(1) of $4.77 for the year. Ensign also reported GAAP diluted earnings per share of $0.38 and adjusted earnings per share(1) of $1.28 for the quarter ended December 31, 2023.

Highlights Include:

▪Consolidated GAAP and adjusted revenues for the year were $3.73 billion, an increase of 23.3% over the prior year. Consolidated GAAP and adjusted revenues for the quarter were $980.4 million, an increase of 21.1% over the prior year quarter.

▪GAAP diluted earnings per share was $3.65 or the year and $0.38 for the quarter, both of which include the impact of certain litigation matters arising outside the ordinary course of business.

▪Adjusted diluted earnings per share(1) was $4.77 for the year and $1.28 for the quarter, an increase of 15.2% and 16.4% over the prior year and prior year quarter, respectively.

▪GAAP net income was $209.4 million for the year and $21.7 for the quarter, both of which includes the impact of certain litigation matters arising outside the ordinary course of business.

▪Adjusted net income(1) was $273.5 million for the year and $73.7 million for the quarter, an increase of 16.0% and 17.5% over the prior year and prior year quarter, respectively.

▪Same store and transitioning occupancy both increased by 3.2% over the prior year and increased by 2.4% and 1.5%, respectively, over the prior year quarter.

▪Total skilled services(2) revenue was $3.58 billion for the year, an increase of 23.1% over the prior year, and was $940.8 million for the quarter, an increase of 21.0% over the prior year quarter.

▪Same store and transitioning combined managed care revenue increased by 12.3% and managed care census increased by 3.5%, both over the prior year quarter.

▪Standard Bearer(2) revenue was $82.5 million for the year, an increase of 13.1% from the prior year, and $21.9 million for the quarter, an increase of 12.7% from the prior year quarter. FFO was $54.3 million for the year, an increase of 9.7% from the prior year, and $14.2 million for the quarter, an increase of 9.4% from the prior year quarter.

(1)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 of Item 8. Financial Statements and Supplementary Data on Form 10-K.

Operating Results

“Our local teams have once again posted impressive clinical and financial results and continue to build remarkable momentum in each market across our portfolio,” said Barry Port, Ensign’s Chief Executive Officer. “We were pleased to see same store occupancy of 79.9%, which grew by 240 basis points over the prior year quarter. In addition, we saw an improvement in occupancy on a sequential basis of 40 basis points over the third quarter. As expected, we also saw an increase in our skilled mix during the quarter as our same store days for the quarter increased by 110 basis points sequentially over the third quarter. Our success is entirely due to the efforts and commitment of those leadership teams, caregivers, field resources and service center partners. After another record quarter, we are excited about the many opportunities to continue to capture the enormous potential inherent in our portfolio as we relentlessly focus on our operational fundamentals, both in existing operations and the growing number of new acquisitions,” Port added.

“We are very humbled by what we were able to accomplish in 2023, but we are eager to continue to drive improvements in our existing portfolio and to take advantage of the acquisition opportunities that we see on the horizon. We are issuing our annual 2024 earnings guidance of $5.29 to $5.47 per diluted share and annual revenue guidance of $4.13 billion to $4.17 billion. The midpoint of this 2024 earnings guidance represents an increase of 13% over our 2023 results and is 30% higher than our 2022 results. When we consider the current health of our organization, combined with our culture and proven local leadership strategy, we are well-positioned to have another outstanding year in 2024," Port said.

Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President noted the progress the Company is making with its newly acquired operations. He said, “As we expected, we continued to add to our growing portfolio and are very excited about the three new operations and one real estate asset we added during the quarter and since, bringing the number of operations acquired since 2022 to 54. Looking closer at these new operations, occupancy and skilled mix days for the skilled nursing operations in the recently acquired bucket were 77.6% and 27.5%, respectively, for the quarter. When compared to our same store occupancy and skilled mix days of 79.9% and 30.9%, respectively, there is enormous upside in each of these new operations as they continue to transform into 'same store' caliber operations.”

Speaking to the Company’s financial health, Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $509.6 million of cash on hand and $593.7 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s guidance is based on diluted weighted average common shares outstanding of approximately 58.5 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs and management’s current expectations regarding reimbursement rates. It also excludes one-time charges, including certain expenses related to litigation matters arising outside of the ordinary course of business, acquisition-related costs and amortization costs related to intangible assets acquired and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as, a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “The pipeline for new deals remains strong. We are lining up several exciting opportunities and expect to announce several deals over the coming months. We remain poised to grow with over a billion dollars in dry powder for future investments and our local leaders continue to recruit future CEOs of Ensign affiliated operations. We currently have a deep bench of CEO’s-in-training that are eagerly preparing for their opportunity to lead. We continue to see evidence that many operators in this industry are struggling, and we expect that the operating environment will translate into many near and long-term opportunities to both lease and acquire post-acute care assets. However, as we’ve said before, we do not set arbitrary growth goals and will remain true to our disciplined acquisition strategy, only growing when we have the right leaders in place and the pricing is right.”

The recent acquisitions include the following operations:

•Providence Place, a 45-bed skilled nursing facility located in Kansas City, Kansas;

•Hearthstone Health and Rehabilitation, a 125-bed skilled nursing facility located in Sparks, Nevada;

•TriState Health and Rehabilitation Center, a 116-bed skilled nursing facility located in Harrogate, Tennessee; and

•Champions Healthcare at Willowbrook, a healthcare campus consisting of a 98-bed skilled nursing facility and a 144-bed assisted living facility located in Houston, Texas, which included the real estate assets that were acquired by Standard Bearer.

Ensign's growing portfolio consists of 299 healthcare operations, 27 of which also include senior living operations, across 14 states. Ensign now owns 113 real estate assets, 83 of which it operates. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring real estate and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 108 properties owned by the Company and leased to 79 affiliated skilled nursing and senior living operations and 30 operations that are leased to third party operators (numbers reflect one shared campus that is jointly used by the Company and a third party operator). Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $21.9 million for the quarter, of which $17.7 million was derived from Ensign affiliated operations. For the quarter, Ensign reported $14.2 million in FFO.

The Company paid a quarterly cash dividend of $0.06 per share of Ensign common stock. Ms. Snapper noted that the Company’s liquidity remains strong and that the Company plans to continue its long history of paying dividends into the future, noting that in December of 2023 the Company increased the annual dividend for the 21st consecutive year.

Conference Call

A live webcast will be held Friday, February 2, 2024 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s fourth quarter and fiscal year of 2023 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, March 1, 2024.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 299 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(In thousands, except per share data)
REVENUE
Service revenue	$974,728	$805,325	$3,708,071	$3,008,711
Rental revenue	5,650	4,207	21,284	16,757
TOTAL REVENUE	$980,378	$809,532	$3,729,355	$3,025,468
Expense:
Cost of services	781,158	633,529	2,941,238	2,354,434
Rent—cost of services	50,604	41,152	197,358	153,049
General and administrative expense	106,557	42,775	263,005	158,805
Depreciation and amortization	19,233	16,880	72,387	62,355
TOTAL EXPENSES	$957,552	$734,336	$3,473,988	$2,728,643
Income from operations	22,826	75,196	255,367	296,825
Other income (expense):
Interest expense	(2,004)	(2,067)	(8,087)	(8,931)
Other income	10,460	4,322	25,482	1,195
Other income (expense), net	$8,456	$2,255	$17,395	$(7,736)
Income before provision for income taxes	31,282	77,451	272,762	289,089
Provision for income taxes	9,459	16,932	62,912	64,437
NET INCOME	$21,823	$60,519	$209,850	$224,652
Less: net income (loss) attributable to noncontrolling interests	132	48	451	(29)
Net income attributable to The Ensign Group, Inc.	$21,691	$60,471	$209,399	$224,681

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$0.39	$1.10	$3.76	$4.09
Diluted	$0.38	$1.06	$3.65	$3.95
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	56,083	55,087	55,708	54,887
Diluted	57,555	56,973	57,323	56,871

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$509,626	$316,270
Accounts receivable—less allowance for doubtful accounts of $9,348 and $7,802 at December 31, 2023 and 2022, respectively	485,039	408,432
Investments—current	17,229	15,441
Prepaid expenses and other current assets	35,036	40,982
Total current assets	1,046,930	781,125
Property and equipment, net	1,090,771	992,010
Right-of-use assets	1,756,430	1,450,995
Insurance subsidiary deposits and investments	92,687	67,652
Deferred tax assets	67,124	39,643
Restricted and other assets	40,205	37,291
Intangible assets, net	6,525	6,437
Goodwill	76,869	76,869
TOTAL ASSETS	$4,177,541	$3,452,022
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$92,811	$77,087
Accrued wages and related liabilities	332,568	289,810
Lease liabilities—current	82,526	65,796
Accrued self-insurance liabilities—current	54,664	48,187
Other accrued liabilities	168,228	97,309
Current maturities of long-term debt	3,950	3,883
Total current liabilities	734,747	582,072
Long-term debt—less current maturities	145,497	149,269
Long-term lease liabilities—less current portion	1,639,326	1,355,113
Accrued self-insurance liabilities—less current portion	111,246	83,495
Other long-term liabilities	49,408	33,273
Total equity	1,497,317	1,248,800
TOTAL LIABILITIES AND EQUITY	$4,177,541	$3,452,022

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2023	2022

NET CASH PROVIDED BY/(USED IN):	(In thousands)
Operating activities	$376,666	$272,513
Investing activities	(182,698)	(186,182)
Financing activities	(612)	(32,262)
Net increase in cash and cash equivalents	193,356	54,069
Cash and cash equivalents beginning of period	316,270	262,201
Cash and cash equivalents at end of period	$509,626	$316,270

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles GAAP net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income attributable to The Ensign Group, Inc.	$21,691	$60,471	$209,399	$224,681
Non-GAAP adjustments
Stock-based compensation expense(a)	8,076	6,039	30,767	22,720
Litigation(b)	58,816	68	60,781	4,280
Cost of services - gain on sale of assets and business interruption recoveries	(123)	(913)	(1,132)	(4,380)
Cost of services - acquisition related costs(c)	92	253	814	669
Interest expense - write-off of deferred financing fees(d)	—	—	—	566
General and administrative - costs incurred related to new systems implementation	88	682	963	1,072
Depreciation and amortization - patient base(e)	173	107	355	320
Provision for income taxes on Non-GAAP adjustments(f)	(15,142)	(3,990)	(28,416)	(14,215)
Non-GAAP Net Income	$73,671	$62,717	$273,531	$235,713

Average number of diluted shares outstanding	57,555	56,973	57,323	56,871

Diluted Earnings Per Share
Net Income	$0.38	$1.06	$3.65	$3.95

Adjusted Diluted Earnings Per Share
Net Income	$1.28	$1.10	$4.77	$4.14

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of services	$5,351	$3,959	$20,622	$14,897
General and administrative	2,725	2,080	10,145	7,823
Total Non-GAAP adjustment	$8,076	$6,039	$30,767	$22,720

(b) Litigation relates to specific proceedings arising outside of the ordinary course of business, which excludes the portion attributable to non-controlling interests.
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of services	$4,600	$68	$3,782	$4,280
General and administrative	54,216	—	56,999	—
Total Non-GAAP adjustment	$58,816	$68	$60,781	$4,280

(c) Represents costs incurred to acquire operations that are not capitalizable.
(d) Represents the write-off of deferred financing fees associated with the amendment of the Credit Facility.
(e) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(f) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Consolidated Statements of Income Data:
Net income	$21,823	$60,519	$209,850	$224,652
Less: net income (loss) attributable to noncontrolling interests	132	48	451	(29)
Add: Other (income) expense, net	(8,456)	(2,255)	(17,395)	7,736
Provision for income taxes	9,459	16,932	62,912	64,437
Depreciation and amortization	19,233	16,880	72,387	62,355
EBITDA	$41,927	$92,028	$327,303	$359,209
Adjustments to EBITDA:
Stock-based compensation expense	8,076	6,039	30,767	22,720
Litigation(a)	58,816	68	60,781	4,280
Gain on sale of assets and business interruption recoveries	(123)	(913)	(1,132)	(4,380)
Acquisition related costs(b)	92	253	814	669
Costs incurred related to new systems implementation	88	682	963	1,072
ADJUSTED EBITDA	$108,876	$98,157	$419,496	$383,570
Rent—cost of services	50,604	41,152	197,358	153,049
ADJUSTED EBITDAR	$159,480		$616,854

(a) Litigation relates to specific proceedings arising outside of the ordinary course of business, which excludes the portion attributable to non-controlling interests.
(b) Costs incurred to acquire operations that are not capitalizable.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Consolidated Statements of Income Data:	(In thousands)
Income before provision for income taxes	$31,282	$77,451	$272,762	$289,089
Stock-based compensation expense	8,076	6,039	30,767	22,720
Litigation(a)	58,816	68	60,781	4,553
Gain on sale of assets and business interruption recoveries	(123)	(913)	(1,132)	(4,380)
Write-off of deferred financing fees(b)	—	—	—	566
Acquisition related costs(c)	92	253	814	669
Costs incurred related to new systems implementation	88	682	963	1,072
Depreciation and amortization - patient base(d)	173	107	355	320
ADJUSTED EBT	$98,404	$83,687	$365,310	$314,609
(a) Litigation relates to specific proceedings arising outside of the ordinary course of business, which includes the portion attributable to non-controlling interests.
(b) Represents the write-off of deferred financing fees associated with the amendment of the Credit Facility.
(c) Costs incurred to acquire operations that are not capitalizable.
(d) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended December 31,
	2023	2022	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$940,765	$777,648	$163,117	21.0%
Number of facilities at period end	259	234	25	10.7%
Number of campuses at period end(1)	27	26	1	3.8%
Actual patient days	2,227,888	1,956,091	271,797	13.9%
Occupancy percentage — Operational beds	79.2%	76.2%		3.0%
Skilled mix by nursing days	29.5%	30.9%		(1.4)%
Skilled mix by nursing revenue	49.0%	51.1%		(2.1)%

	Three Months Ended December 31,
	2023	2022	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$713,342	$660,420	$52,922	8.0%
Number of facilities at period end	189	189	—	—%
Number of campuses at period end(1)	24	24	—	—%
Actual patient days	1,668,368	1,619,163	49,205	3.0%
Occupancy percentage — Operational beds	79.9%	77.5%		2.4%
Skilled mix by nursing days	30.9%	32.7%		(1.8)%
Skilled mix by nursing revenue	50.3%	53.0%		(2.7)%

	Three Months Ended December 31,
	2023	2022	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$64,924	$59,672	$5,252	8.8%
Number of facilities at period end	22	22	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	166,349	162,237	4,112	2.5%
Occupancy percentage — Operational beds	76.5%	75.0%		1.5%
Skilled mix by nursing days	20.4%	22.4%		(2.0)%
Skilled mix by nursing revenue	37.4%	40.1%		(2.7)%

	Three Months Ended December 31,
	2023	2022	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$162,499	$57,556	$104,943	NM
Number of facilities at period end	48	23	25	NM
Number of campuses at period end(1)	2	1	1	NM
Actual patient days	393,171	174,691	218,480	NM
Occupancy percentage — Operational beds	77.6%	66.9%		NM
Skilled mix by nursing days	27.5%	21.3%		NM
Skilled mix by nursing revenue	48.3%	40.3%		NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2020.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2020 to December 31, 2021.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2022.

	Year Ended December 31,
	2023	2022	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$3,578,855	$2,906,215	$672,640	23.1%
Number of facilities at period end	259	234	25	10.7%
Number of campuses at period end(1)	27	26	1	3.8%
Actual patient days	8,590,995	7,243,781	1,347,214	18.6%
Occupancy percentage — Operational beds	78.5%	75.3%		3.2%
Skilled mix by nursing days	30.4%	31.8%		(1.4)%
Skilled mix by nursing revenue	50.2%	52.0%		(1.8)%

	Year Ended December 31,
	2023	2022	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$2,771,633	$2,569,807	$201,826	7.9%
Number of facilities at period end	189	189	—	—%
Number of campuses at period end(1)	24	24	—	—%
Actual patient days	6,563,672	6,299,331	264,341	4.2%
Occupancy percentage — Operational beds	79.2%	76.0%		3.2%
Skilled mix by nursing days	31.9%	33.0%		(1.1)%
Skilled mix by nursing revenue	51.4%	53.3%		(1.9)%

	Year Ended December 31,
	2023	2022	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$251,872	$231,100	$20,772	9.0%
Number of facilities at period end	22	22	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	655,659	625,085	30,574	4.9%
Occupancy percentage — Operational beds	76.1%	72.9%		3.2%
Skilled mix by nursing days	21.4%	23.1%		(1.7)%
Skilled mix by nursing revenue	38.5%	41.4%		(2.9)%

	Year Ended December 31,
	2023	2022	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$555,350	$105,308	$450,042	NM
Number of facilities at period end	48	23	25	NM
Number of campuses at period end(1)	2	1	1	NM
Actual patient days	1,371,664	319,365	1,052,299	NM
Occupancy percentage — Operational beds	76.8%	67.9%		NM
Skilled mix by nursing days	27.5%	24.3%		NM
Skilled mix by nursing revenue	49.3%	42.8%		NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2020.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2020 to December 31, 2021.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2022.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$746.68	$707.77	$722.56	$674.10	$818.63	$638.98	$760.57	$700.23
Managed care	556.84	513.04	565.95	528.38	572.76	468.44	559.23	511.90
Other skilled	608.23	593.50	547.36	516.52	384.50	433.23	571.93	578.36
Total skilled revenue	633.89	605.95	638.68	605.32	665.51	545.94	639.33	602.22
Medicaid	283.87	263.11	277.73	263.75	270.16	221.30	280.85	258.91
Private and other payors	265.72	253.50	251.38	246.51	271.20	207.31	265.52	248.24
Total skilled nursing revenue	$390.10	$374.35	$347.93	$338.50	$378.93	$288.74	$384.97	$363.73
(1) These rates exclude state relief funding.

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$722.96	$694.63	$696.37	$668.05	$788.00	$652.15	$733.47	$691.25
Managed care	537.29	510.18	536.93	501.73	555.55	455.19	539.25	508.53
Other skilled	598.35	576.46	529.08	530.18	441.89	429.84	575.34	563.56
Total skilled revenue	617.55	598.14	615.58	593.66	660.87	521.24	623.70	595.26
Medicaid	275.82	259.89	270.67	254.08	256.51	227.21	272.14	257.67
Private and other payors	263.81	250.80	253.15	248.63	263.71	199.34	262.93	248.54
Total skilled nursing revenue	$383.56	$370.57	$342.57	$332.09	$368.46	$296.15	$378.02	$363.97
(1) These rates exclude state relief funding and include sequestration reversal of 1% for the second quarter in 2022 and 2% for the first quarter of 2022.
The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the periods presented:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.0%	25.4%	20.4%	23.9%	30.0%	23.4%	22.5%	25.1%
Managed care	20.2	19.2	12.3	13.2	13.7	10.3	18.6	18.1
Other skilled	9.1	8.4	4.7	3.0	4.6	6.6	7.9	7.9
Skilled mix	50.3	53.0	37.4	40.1	48.3	40.3	49.0	51.1
Private and other payors	7.6	7.0	8.9	7.9	8.2	8.6	7.9	7.2
Medicaid	42.1	40.0	53.7	52.0	43.5	51.1	43.1	41.7
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.0%	13.4%	9.8%	12.0%	13.9%	10.6%	11.4%	13.1%
Managed care	14.2	14.0	7.6	8.5	9.0	6.4	12.8	12.9
Other skilled	5.7	5.3	3.0	1.9	4.6	4.3	5.3	4.9
Skilled mix	30.9	32.7	20.4	22.4	27.5	21.3	29.5	30.9
Private and other payors	11.3	10.5	12.4	10.8	11.4	12.0	11.4	10.5
Medicaid	57.8	56.8	67.2	66.8	61.1	66.7	59.1	58.6
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	22.5%	26.0%	21.8%	24.9%	31.0%	20.4%	23.8%	25.7%
Managed care	20.1	19.2	12.6	12.6	13.3	9.9	18.5	18.3
Other skilled	8.8	8.1	4.1	3.9	5.0	12.5	7.9	8.0
Skilled mix	51.4	53.3	38.5	41.4	49.3	42.8	50.2	52.0
Private and other payors	7.5	7.0	8.6	8.1	8.0	6.4	7.6	7.0
Medicaid	41.1	39.7	52.9	50.5	42.7	50.8	42.2	41.0
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2023	2022	2023	2022	2023	2022	2023	2022

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.9%	13.9%	10.7%	12.4%	14.5%	9.3%	12.3%	13.5%
Managed care	14.4	14.0	8.0	8.3	8.8	6.4	13.0	13.1
Other skilled	5.6	5.1	2.7	2.4	4.2	8.6	5.1	5.2
Skilled mix	31.9	33.0	21.4	23.1	27.5	24.3	30.4	31.8
Private and other payors	11.0	10.4	11.7	10.8	11.1	9.5	11.0	10.3
Medicaid	57.1	56.6	66.9	66.1	61.4	66.2	58.6	57.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended December 31,
	2023		2022
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$384,566	39.5%	$320,065	39.7%
Medicare	252,414	25.9	222,151	27.6
Medicaid — skilled	63,269	6.4	54,523	6.8
Total Medicaid and Medicare	700,249	71.8	596,739	74.1
Managed care	177,618	18.2	136,674	17.0
Private and other(2)	96,861	10.0	71,912	8.9
SERVICE REVENUE	$974,728	100.0%	$805,325	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to state relief funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

	Year Ended December 31,
	2023		2022
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$1,459,449	39.4%	$1,183,156	39.3%
Medicare	985,749	26.6	832,160	27.7
Medicaid — skilled	245,663	6.6	200,878	6.7
Total Medicaid and Medicare	2,690,861	72.6	2,216,194	73.7
Managed care	666,129	18.0	525,710	17.5
Private and other(2)	351,081	9.4	266,807	8.8
SERVICE REVENUE	$3,708,071	100.0%	$3,008,711	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to state relief funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Statements of Income Data:
Segment income(a)	$116,756	$106,460	$464,925	$408,732
Depreciation and amortization	10,349	8,813	38,766	33,224
EBITDA	$127,105	$115,273	$503,691	$441,956
Adjustments to EBITDA:
Business interruption recoveries	—	(913)	(1,009)	(913)
Stock-based compensation expense	5,164	3,823	19,904	14,394
Litigation(b)	4,600	—	4,600	—
ADJUSTED EBITDA	$136,869	$118,183	$527,186	$455,437

(a)    Segment income reflects profit or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
(b)    Litigation relates to specific proceedings arising outside of the ordinary course of business.
Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Rental revenue generated from third-party tenants	$4,198	$3,790	$15,774	$14,970
Rental revenue generated from Ensign independent subsidiaries	17,677	15,624	66,712	57,967
TOTAL RENTAL REVENUE	$21,875	$19,414	$82,486	$72,937
Segment income(a)	7,548	7,192	29,065	27,871
Depreciation and amortization	6,677	5,815	25,205	21,613
FFO(b)	$14,225	$13,007	$54,270	$49,484

(a) Segment income reflects profit or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and insurance recoveries and charges from real estate. Included in Standard Bearer expenses for the quarter and year ended December 31, 2023 is the management fee of $1.3 million and $5.0 million, respectively, and interest of $3.8 million and $12.9 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the quarter and year ended December 31, 2022 is the management fee of $1.2 million and $4.4 million, respectively, and interest of $2.5 million and $8.6 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sales of real estate and impairment of depreciable real estate assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) other (income) expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) other (income) expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) stock-based compensation expense, (e) acquisition related costs, (f) costs incurred related to new systems implementation, (g) litigation and (h) gain on sale of assets and business interruption recoveries. Adjusted EBITDAR consists of net income before (a) other (income) expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to new systems implementation, (h) litigation and (i) gain on sale of assets and business interruption recoveries. Adjusted EBT consists of (a) income before provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to new systems implementation, (e) litigation, (f) gain on sale of assets and business interruption recoveries, (g) write-off of deferred financing fees and (h) depreciation and amortization of patient base intangible assets. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.